Exhibit 99.4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
Europe China Commercial Union Holding Limited

We have audited the accompanying balance sheets of Europe China Commercial Union Holding Limited as of February 10, 2010 and December 31, 2009, and the related statements of income, shareholder’s equity and cash flows for the period from January 1, 2010 to February 10, 2010 and for the year ended December 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Europe China Commercial Union Holding Limited as of February 10, 2010 and December 31, 2009, and the results of its operations and its cash flows for the period from January 1, 2010 to February 10, 2010 and for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 of the financial statements, the Europe China Commercial Union Holding Limited has restated its balance sheet as of December 31, 2009 and its related statements of income, shareholder’s equity and cash flows for the year ended December 31, 2009.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 4, 2012

EUROPE CHINA COMMERCIAL UNION HOLDING LIMITED
BALANCE SHEETS

	February 10, 2010	Restated December 31, 2009
ASSETS
Current assets:
Cash	$1,002,815	$987,352
Accounts receivable, net	560,143	493,676
Due from related parties	2,015,495	1,983,650
Total current assets	3,578,453	3,464,678
Total assets	$3,578,453	$3,464,678
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable	$15,700	$-
Total current liabilities	15,700	-
Commitments and contingencies (Note 6)
Shareholder's equity:
Common stock	1	1
50,000 shares authorized, 1 issued and outstanding as of February 10, 2010 and December 31, 2009
Additional paid-in capital	-	-
Accumulated other comprehensive income	385,464	329,784
Retained earnings	3,177,288	3,134,893
Total shareholder's equity	3,562,753	3,464,678
Total liabilities and shareholder's equity	$3,578,453	$3,464,678

The accompanying notes are an integral part to these financial statements.

EUROPE CHINA COMMERCIAL UNION HOLDING LIMITED
STATEMENTS OF INCOME

	January 1, to February 10,	Restated Fiscal Year Ended December 31,
	2010	2009

Net Sales	$9,710	$5,710,389
Selling, general and administrative expenses	387	28,458
Total operating expenses	387	28,458
Income from operations	9,323	5,681,931
Other income (expense)
Other income, net	33,072	(2,547,038)
Net income	$42,395	$3,134,893
Net income per share:
Basic and Diluted	$42,395	$3,134,893
Weighted-average shares outstanding:
Basic and Diluted	1	1

The accompanying notes are an integral part to these financial statements.

EUROPE CHINA COMMERCIAL UNION HOLDING LIMITED
STATEMENTS OF SHAREHOLDER’S EQUITY

					Accumulated Other	Total
	Common Stock		Additional		Comprehensive	Shareholder's
	Shares	Amount	Paid-in Capital	Retained Earnings	Income/(Loss)	Equity
Balance, December 31, 2008	1	1	-	$-	$-	$1
Foreign currency translation adjustment	-	-	-	-	329,784	329,784
Net income	-	-	-	3,134,893	-	3,134,893
Balance, December 31, 2009 (Restated)	1	$1	$-	$3,134,893	$329,784	$3,464,678
Foreign currency translation adjustment	-	-	-		55,680	55,680
Net income	-	-	-	42,395	-	42,395
Balance, February 10, 2010	1	$1	$-	$3,177,288	$385,464	$3,562,753

The accompanying notes are an integral part to these financial statements.

EUROPE CHINA COMMERCIAL UNION HOLDING LIMITED
STATEMENTS OF CASH FLOWS

	January 1, 2010 to February 10,	Restated Fiscal Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$42,395	$3,134,893
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts receivable	(58,462)	(446,686)
Accounts payable	15,680	-
Due from related parties	-	(1,794,837)
Net cash (used in) provided by operating activities	(387)	893,370
Net cash used in investing activities	-	-
Net cash provided by financing activities	-	-
Effect of exchange rate changes on cash	15,850	93,981
Net increase in cash	15,463	987,351
Cash at beginning of period	987,352	1
Cash at end of period	$1,002,815	$987,352

The accompanying notes are an integral part to these financial statements.

EUROPE CHINA COMMERCIAL UNION HOLDING LIMITED
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 10, 2010 and DECEMBER 31, 2009

1. Organization of Business

Description of Business

Europe China Commercial Union Holding Limited, a British Virgin Islands (BVI) company (referred to collectively in this Report as “EC”, “the Company”, “we”, “our” and “us”) was formed in 2006 and is in the business of mining and trading tin sand/ores.  EC contracts with third party mining companies to extract tin sand from the concessions owned by PT Aega Prima (PT AP) and sells the tin sand/ores to PT Alam Lestai Kencana (PT ALK).

On February 10, 2010, Top Yield Holdings Limited (Top Yield), a BVI company, acquired 100% of EC.  See Note 9.

The financial statements are for the fiscal year ended December 31, 2009 and the stub period from January 1, 2010 through the date of acquisition, February 10, 2010. After February 10, 2010, EC is consolidated with Top Yield. PT AP and PT ALK are considered related party entities subsequent to April 14, 2010 as EC, PT AP and PT ALK share common ownership as of that date.

2. Summary of Significant Accounting Policies

Business Segments. We have prepared operating segment information in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting, or ASC 280, which requires that companies disclose “operating segments” based on the manner in which management disaggregates the Company’s operations for making internal operating decisions.   We operate as one segment to the chief operating decision maker as our one product consists of tin sand mining and sales and we operate in one geography.

Basis of Presentation. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and classifications of assets and liabilities, revenues and expenses, and the related disclosures of contingent liabilities in the condensed financial statements and accompanying notes Actual results could differ materially from those estimates and assumptions.

Foreign Currency. Our reporting currency is in the United States dollar. Our functional currency is the local currency, the Indonesian Rupiah. Assets and liabilities are translated using exchange rates on the balance sheet dates. Revenues and expenses are translated using the average exchange rates prevailing during the year. Any translation adjustments resulting from this process are shown separately as a component of accumulated other comprehensive income (loss) within shareholder’s equity in the balance sheets. Foreign currency transaction gains and losses are reported in other income (expense), net in the statements of income.

Fair Value of Financial Instruments.  The carrying amounts of our financial instruments, including cash and cash equivalents, accounts receivable, due from related parties and accounts payable,  approximate fair value due to their generally short-term maturities. See Note 3 "Fair Value Measurements."

Cash. Cash consists of Indonesian Rupiah held directly by EC.

Accounts Receivable and Allowance for Doubtful Accounts.  We indirectly sell 100% of the tin sand that is mined from concessions owned by PT AP to PT ALK.  An allowance for doubtful accounts is provided based on a review of the status of the individual receivable accounts at the end of the year.  When an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts.  We did not record an allowance for doubtful accounts as of February 10, 2010 and December 31, 2009.

Derivative Financial Instruments.  We use derivative instruments to manage exposures to commodity prices. For derivatives designated as fair value hedges, US GAAP requires the measurement of the hedge’s effectiveness by formally assessing, at least quarterly, the historical high correlation of changes in the fair value of the hedged item and the derivative hedging instrument. For derivatives designated as cash flow hedges, US GAAP requires the measurement of the hedge’s effectiveness by formally assessing, at least quarterly, the probable high correlation of the expected future cash flows of the hedged item and the derivative hedging instrument. The ineffective portions of both types of hedges are recorded in sales or other income or expense in the current period. If the hedging relationship ceases to be highly effective or it becomes probable that an expected transaction will no longer occur, future gains or losses on the derivative are recorded in other income or expense.  In addition, U.S. GAAP requires formal documentation of the relationships between hedging instruments and the respective hedged items, as well as its risk management objectives for hedge transactions.

If no hedging relationship is designated, the derivative is marked to market through earnings. For periods ended February 10, 2010 and December 31, 2009, our derivatives instruments did not qualify for hedge accounting and as such, changes in the fair value of the derivatives instruments were reported in current period earnings, as we did not complete the required measurements of hedge effectiveness nor did we maintain formal documentation of our hedging relationships.

Revenue Recognition. We recognize revenue when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectability is reasonably assured.

We recognize product revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the tin sand and is based on the applicable shipping terms. Revenue from sales are recognized on a net basis as the indicators for recording revenue on a net basis are persuasive.  We contract with third party mining companies to extract tin sand from the concessions owned by PT Aega Prima (PT AP) and sell the tin sand/ores to PT Alam Lestai Kencana (PT ALK).  Under current accounting guidance, revenue is recognized on a net basis equal to the operating profit received from the third party mining companies, as all the following indicators of net revenue reporting are met: (i) the third party is the obligor; (ii) the amount earned is fixed; and (iii) the third party maintains inventory risk.

Income Taxes.   The Company is incorporated in the British Virgin Islands.  The British Virgin Islands does not have a corporate income tax and as a result, the Company has recorded no income taxes for the periods presented.

Comprehensive Income.  Comprehensive income includes net income and the effects of currency translation. Comprehensive income for the period ended February 10, 2010 and for the year ended December 31, 2009 was $98,075 and $3,464,677, respectively.

Net income per Share. Pursuant to FASB ASC Topic 260, Earnings Per Share, or ASC 260, we provide the dual presentation of “basic” and “diluted” earnings per share (“EPS”).

Basic EPS excludes dilution from common stock equivalents and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from common stock equivalents and is based on the assumption that the Company’s outstanding options are included in the calculation of diluted earnings per share, except when their effect would be anti-dilutive. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  We did not compute diluted earnings per share since there are no dilutive potential shares.

New Accounting Standards.

Variable Interest Entities.  In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a VIE. This qualitative analysis identifies the primary beneficiary of a VIE as the entity that has both of the following characteristics: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. Adoption of the updated guidance, effective for the Company’s fiscal year beginning January 1, 2010, had no impact our financial position, results of operations or cash flows.

Fair Value Accounting.  In January 2010, ASC guidance for fair value measurements and disclosure was updated to require additional disclosures related to transfers in and out of level 1 and 2 fair value measurements. The guidance was amended to clarify the level of disaggregation required for assets and liabilities and the disclosures required for inputs and valuation techniques used to measure the fair value of assets and liabilities that fall in either level 2 or level 3. The updated guidance was effective for the fiscal year beginning January 1, 2010. The adoption had no impact on our financial position, results of operations or cash flows.

Business Combinations.  In December 2010, the ASC guidance for business combinations was updated to clarify existing guidance which requires a public entity to disclose pro forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual period only. The update also expands the supplemental pro forma disclosures required to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The updated guidance is effective for our fiscal year beginning January 1, 2011. We are evaluating the potential impact of adopting this guidance on our financial position, results of operations and cash flows.

Fair Value Accounting.  In January 2010, the ASC guidance for fair value measurements and disclosure was updated to require enhanced detail in the level 3 reconciliation. The updated guidance is effective for our fiscal year beginning January 1, 2011. The Company expects minimal impact from adopting this guidance.

3. Fair Value Measurements

The Company applies ASC 820 with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value and (b) all financial assets and liabilities. As defined by ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company estimates fair value utilizing market data or assumptions that market participants would use in pricing the asset or liability in a current transaction, including assumptions about risk and the risks inherent in the inputs to the valuation technique. The Company’s financial instruments, other than those presented in the disclosures below, include accounts receivables, accounts payable and accrued liabilities. The carrying value of these assets and liabilities approximates fair value because of the short-term nature of these instruments. ASC 820 prioritizes the inputs used in measuring fair value into the following hierarchy (with Level 1 as the highest priority):

Level 1	Quoted market prices in active markets for identical assets or liabilities;

Level 2	Observable inputs other than those included in Level 1 (for example, quoted prices for similar assets in active markets or quoted prices for identical assets in inactive markets); and

Level 3	Unobservable inputs reflecting management’s own assumptions about the inputs used in estimating the value of the asset.

Recurring Fair Value Measurements

The fair value hierarchy requires the use of observable market data when available. The financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.  As of February 10, 2010 and December 31, 2009, the Company had no financial assets and liabilities that were accounted for at fair value on a recurring basis.

Non-Recurring Fair Value Measurements

The Company has certain assets, including equipment and improvements, goodwill and other intangible assets, which are measured at fair value on a non-recurring basis and are adjusted to fair value only if an impairment charge is recognized. The categorization of the framework used to measure fair value of the assets is considered Level 3 due to the subjective nature of the unobservable inputs used. As of February 10, 2010 and December 31, 2009, the Company had no assets that were subject to the fair value measurements on a non-recurring basis.

Fair Value of Financial Instruments

The estimated fair value of financial instruments is determined using the best available market information and appropriate valuation methodologies. However, considerable judgment is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange, or the value that ultimately will be realized upon maturity or disposition. The use of different market assumptions may have a material effect on the estimated fair value amounts. The Company’s financial instruments, other than those presented in the disclosures above, include cash and cash equivalents, accounts receivables, due from related parties and accounts payable. The carrying value of these assets and liabilities approximates fair value because of the short-term nature of these instruments.

4.  Derivatives

Due to our exposure to risks of changes in tin prices, we enter into forward contracts to reduce volatility in the price of this commodity.  The forward contracts are held for purposes other than trading.

As our forward contracts settle the last day of each month, there are no outstanding derivative contracts as of February 10, 2010 and December 31, 2009.  For periods ended February 10, 2010 and December 31, 2009, our forward contracts did not qualify for hedge accounting and as such, gains and losses  on the derivatives instruments were reported in current period earnings.  The following table represents the gains or losses during period ended February 10, 2010 and December 31, 2009 and are included in Other income (expense), net in the Statement of Income.

	Amount of gain/(loss)in earnings	Amount of gain/(loss) in earnings
	February 10, 2010	December 31, 2009

Tin forward contract	$33,072	$(2,547,038)
Total	$33,072	$(2,547,038)

5.  Concentration

We purchase 100% of our tin sand indirectly from PT AP and generate 100% of our revenue from direct and indirect sales of tin sand to PT ALK.

6. Commitments, Guarantees and Contingencies

Rental Commitments

We do not have lease facilities and offices under irrevocable operating lease agreements.   We entered into a 5 year lease agreement for a cutter suction dredger that expires on November 30, 2013.  The lease cost is determined monthly based on the amount of tin production with a minimal monthly lease payment determined at the beginning of each year.  Total lease expense for the period ended February 10, 2010 and the fiscal year ended December 31, 2009 was $31,358 and $610,653, respectively.  The minimum lease payments for the remaining periods cannot be determined as the lease cost is determined monthly based on the amount of tin production with a minimal monthly lease payment determined at the beginning of each year.

We have entered into an agreement with another entity to sublease the cutter suction dredger that also expires on November 30, 2013.  The terms of this sublease provides for lease payments that approximate the lease payments we are required to make on the cutter suction dredger.

Commitments and Guarantees

Estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Economic and Political Risks

Our operations are conducted in Indonesia, which carry political, economic and legal environmental risks as well exposure to changes in foreign currency rates.  Our results may be adversely affected by changes in the political conditions and changes in governmental policies with respect to laws and regulations.

Seasonality

Our sales during the first and fourth quarters of each calendar year are negatively impacted by the monsoon season, which occurs from December to March.  We mine tin concessions controlled by PT AP which are located offshore of Banka Island, Indonesia.  During this period, mining operations are ceased, negatively impacting our ability to mine and trade tin sand.

7.  Related Party Transactions

We have classified amounts owed by PT AP and PT ALK as related parties on the balance sheet due to the subsequent acquisition of these companies by Top Yield in April 2010 (see Note 9).  As of February 10, 2010 and December 31, 2009, $1,101,272 and $1,083,872 respectively, were owed to us by PT AP.  As of February 10, 2010 and December 31, 2009, $914,223 and $899,778, respectively, were owed to us by PT ALK.  The amount due is non-interest bearing and unsecured.

8. Restatement

We have restated our audited financial statements as of and for the year ended December 31, 2009. The determination to restate the financial statements was made as a result of a re-audit of the 2009 financial statements.

•
The restatement adjustments did not impact the our beginning equity as of January 1, 2009 and did result in a change in equity at December 31, 2009.  The restatement entries are detailed below and the impact of these changes on other financial results is also noted below in the Balance Sheet, Statement of Operations and Statement of Cash Flow tables.  Reduction of Net Sales of $4,156,765 with a corresponding reduction to Cost of sales.  Under current accounting guidance, revenue is recognized on a net basis equal to the operating profit received from the third party mining companies, as all the following indicators of net revenue reporting are met: (i) the third party is the obligor; (ii) the amount earned is fixed; and (iii) the third party maintains inventory risk.  In the previously issued financial statements, we recorded revenue on a gross basis.  Based on the guidance referenced, we changed our revenue recognition policy to record revenue on a net basis.

•
A reclassification of $2,547,038 from Selling, general and administrative expenses to Other expense, net.  Hedging losses were improperly classified in selling, general and administrative expenses in the previously filed financial statements.

•	Miscellaneous adjustments were made to the following accounts:

o	An increase of $43,310 to Accumulated other comprehensive income and a corresponding decrease to Retained earnings

o	A decrease of $136,321 to Net Sales

o	A decrease of $57,428 to Cost of sales

o	A decrease of $35,583 to Selling, general and administrative expenses

	Balance Sheet
	As previously stated December 31,	Adjustments	Restated Fiscal Year Ended December 31,
	2009		2009
ASSETS
Current assets:
Cash	$987,352	$-	$987,352
Accounts receivable, net	493,676	-	493,676
Due from related parties	1,983,650	-	1,983,650
Total current assets	3,464,678	-	3,464,678
Total assets	$3,464,678	$-	$3,464,678
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable	$-	$-	$-
Total current liabilities	-	-	-
Commitments and contingencies
Shareholder's equity:
Common stock	1	-	1
50,000 shares authorized, 1 issued and outstanding as of December 31, 2009
Additional paid-in capital	-		-
Accumulated other comprehensive income	286,474	43,310	329,784
Retained earnings	3,178,203	(43,310)	3,134,893
Total shareholder's equity	3,464,678	-	3,464,678
Total liabilities and shareholder's equity	$3,464,678	$-	$3,464,678

	Statement of Income
	As previously stated December 31,	Adjustments	Restated Fiscal Year Ended December 31,
	2009		2009
Net Sales	$10,003,475	$(4,293,086)	$5,710,389
Cost of sales	4,214,193	(4,214,193)	-
Selling, general and administrative expenses	2,611,079	(2,582,621)	28,458
Total operating expenses	6,825,272	(6,796,814)	28,458
Income from operations	3,178,203	2,503,728	5,681,931
Other income (expense)
Other (expense), net	-	(2,547,038)	(2,547,038)
Income before provision for income taxes	3,178,203	(43,310)	3,134,893
Provision for income taxes	-	-	-
Net income	$3,178,203	$(43,310)	$3,134,893
Net income per share:
Basic and Diluted	$3,178,203		$3,134,893
Weighted-average shares outstanding:
Basic and Diluted	1		1

	Statement of Cash Flows
Cash flows from operating activities:	As previously stated December 31,	Adjustments	Restated Fiscal Year Ended December 31,
	2009		2009

Net income	$3,178,203	$(43,310)	$3,134,893
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts receivable	(452,857)	6,171	(446,686)
Due to related parties	(1,819,633)	24,796	(1,794,837)
Net cash provided by operating activities	905,713	(12,343)	893,370
Net cash used in investing activities	-	-	-
Net cash provided by financing activities	-	-	-
Effect of exchange rate changes on cash	81,639	12,342	93,981
Net increase in cash	987,352	(1)	987,351
Cash at beginning of period	-	1	1
Cash at end of period	$987,352	$-	$987,352

9. Subsequent Event

These financial statements considered subsequent events through March 4, 2012, the date the financial statements were available to be issued.

Acquisition- Europe-China Commercial Union Holding Limited

Top Yield Holdings Limited was incorporated in the British Virgin Islands (BVI) on January 10, 2010.  From the date of incorporation until the date of the reverse merger, Top Yield was owned 100% by Dynamic Event Limited, a British Virgin Island company.  Dynamic Event is owned equally by Mr. David Supardi and Mr. Ape Tjandra.  Through a series of transactions throughout fiscal year 2010, Top Yield acquired or gained control through contributions by Mr. David Supardi and Mr. Ape Tjandra, Europe-China Union Holding Limited (EC), PT HAS, PT AP and PT ALK.

On February 10, 2010, Top Yield entered into a Shares Sales and Purchase Agreement with Mr. Denny Tio, owner of EC to acquire 100% of the outstanding shares of EC for $1.  On the same date, Top Yield executed a Declaration Letter with Mr. Tio whereby a $3,465,000  loan that was owed to Mr. David Supardi, 50% shareholder of Top Yield, was forgiven.  The debt forgiveness was considered consideration paid to Denny Tio for EC and recorded as contributed capital by Mr. David Supardi.